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                                                                    EXHIBIT 10.3

                 ADMINISTRATIVE SUPPORT AND INFORMATION SERVICES
                             PROVISIONING AGREEMENT


         This ADMINISTRATIVE SUPPORT AND INFORMATION SERVICES PROVISIONING AGREEMENT is made and entered into as of January 1, 2001 by and among Continental Airlines, Inc., a Delaware corporation ("Continental"), ExpressJet Holdings, Inc., a Delaware corporation ("Holdings"), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("ExpressJet" and collectively with Holdings, "Express").

         WHEREAS, Continental and Express desire to enter into this Administrative Support and Information Services Provisioning Agreement with respect to the provision of certain administrative support and information services in connection with the contemplated initial public offering and subsequent divesture and other matters set forth in the Initial Public Offering and Distribution Agreement by and between Continental and Holdings dated as of _______________, 2001 (the "IPO Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereby agree as follows:


         1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

         "Agreement" means this Administrative Support and Information Services Provisioning Agreement, as the same may be amended or supplemented from time to time.

         "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Texas are authorized or obligated by law or executive order to close.

         "Capacity Purchase Agreement" means that certain Capacity Purchase Agreement among Continental, Holdings and ExpressJet dated as of January 1, 2001, as the same may be amended or supplemented from time to time.

         "Continental" has the meaning set forth in the Preamble.

         "Continental's Cost" means, with respect to any Service, the cost to Continental of providing such Service, including the associated overhead or general and administrative expenses.

         "Express" has the meaning set forth in the Preamble.

         "ExpressJet" has the meaning set forth in the Preamble.


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         "Holdings" has the meaning set forth in the Preamble.

         "IPO Agreement" has the meaning set forth in the Preamble.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Services" means the services provided by Continental to Express pursuant to Section 2.

         2. Provision of Services.

         Continental agrees, in consideration of the payments described in
Section 3 hereof, to provide Express with the Services described on Exhibit A hereto. Subject to the availability of Continental personnel and resources, Services shall be provided on an "as-needed" basis, as determined in good faith by Continental, with Express receiving the same priority in the provision of such Services as is received by Continental's internal operations.

         3. Payment for Services.

         3.1 The Services shall be billed at Continental's Cost of providing such Services. Where feasible, Continental may cause third-party vendors of Services to bill Express for such services directly.

         3.2 Subject to the set off provisions of Section 11.16 of the Capacity Purchase Agreement, the amounts specified in Exhibit A for Services shall be payable by Express to Continental on the 15th Business Day of the month following the month during which such Services were provided.

         4. Changes in Services or Prices.

         4.1 Adjustments to Pricing. The pricing or billing classification of, or other matters affecting the amounts paid for, Services to be provided pursuant to Section 2 hereof may be adjusted by Continental to reflect changes in Continental's Cost of providing such Services. If Continental desires to adjust the pricing or billing classification of, or other matters affecting the amounts paid for, any Service, it shall provide Express with written notice of the adjustment at least 90 days prior to the effective date of the proposed change, which notice shall be accompanied with detailed information supporting the adjustment.

         4.2 Deletions of Services. Upon not less than 30 days prior notice, Express may elect to cease receiving any of the Services provided pursuant hereto, and, in such case, the prices or billing classifications of Services shall be adjusted pursuant to Section 4.1 to reflect such deletion, effective upon the date such Services are no longer provided.


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         5. Purchasing and Third-Party Vendors

         5.1 Purchasing. If and to the extent that the Services provided pursuant to this Agreement include the services of Continental's purchasing department or any affiliate of Continental organized therefor for the purchase on Express's behalf of supplies or other materials (excluding fuel), Continental or such affiliate may either purchase such supplies or other material in its own name or in the name of Express, and to the extent that Express is not billed directly for any such supplies or other material by the provider thereof, Express shall promptly reimburse Continental or such affiliate for the actual cost thereof, including freight, storage and any applicable taxes, but excluding any allocation by Continental or such affiliate of overhead or general and administrative expenses.

         5.2 Use of Third-Party Vendors. It is expressly acknowledged by Express that certain of the Services to be provided by Continental pursuant to this Agreement may be provided by, or by using services supplied by, third parties under contracts or other arrangements with Continental. Express consents to the use by Continental of such third-party vendors or subcontractors as Continental, in the exercise of its sole discretion, may from time to time select.

         6. Standard of Care; Disclaimer of Warranties; Limitation of Liabilities. Continental's standard of care with respect to the provision of Services pursuant to this Agreement shall be limited to providing services of the same general quality as Continental provides for its own internal operations, and Express's sole and exclusive remedy for the failure by Continental to meet such standard of care shall be to terminate this Agreement pursuant to Section 8 hereof. Continental makes no representations or warranties of any kind, whether express or implied (i) as to the quality or timeliness or fitness for a particular purpose of Services it provides or any Services provided hereunder by third-party vendors or subcontractors, or (ii) with respect to any supplies or other material purchased on behalf of Express pursuant to this Agreement, the merchantability or fitness for any purpose of any such supplies or other materials. Under no circumstances shall Continental have any liability hereunder for damages in excess of amounts paid by Express under this Agreement or for consequential or punitive damages, including, without limitation, lost profits.

         7. Independent Parties.

         7.1 Independent Contractors. It is expressly recognized and agreed that each party, in its performance and otherwise under this Agreement, is and shall be engaged and acting as an independent contractor and in its own independent and separate business; and that each party shall retain complete and exclusive control over its staff and operations and the conduct of its business. Neither Continental nor Express nor any officer, employee, representative, or agent of Continental or Express shall in any manner, directly or indirectly, expressly or by implication, be deemed to be in, or make any representation or take any action which may give rise to the existence of, any employment, agent, partnership or other similar relationship as between Continental and Express, but each party's relationship as respects the other parties in connection with this Agreement is and shall remain that of an independent contractor.


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         7.2 Employees. The employees, agents and independent contractors of
Express are employees, agents, and independent contractors of Express for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Continental. The employees, agents and independent contractors of Continental are employees, agents and independent contractors of Continental for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Express. Continental will have no supervision or control over any such Express employees, agents and independent contractors and any complaint or requested change in procedure made by Continental will be transmitted by Continental to Express. Express will have no supervision or control over any such Continental employees, agents and independent contractors and any complaint or requested change in procedure made by Express will be transmitted by Express to Continental.

         8. Transition and Termination.

         8.1 Transition; Term. Promptly after January 1, 2002, the parties hereby agree to negotiate in good faith and enter into a Transition Services Agreement with terms reasonably acceptable to each party to become effective upon the earlier of (i) 90 days after consummation of the Distribution (as defined in the IPO Agreement) and (ii) December 31, 2002 if the Distribution has not occurred by such date. The Transition Services Agreement will provide for the termination of all administrative support and information services provided by Continental to Express over a period of time to be set forth therein. Unless terminated earlier pursuant to another provision hereof, this Agreement shall terminate upon the effectiveness of the Transition Services Agreement referred to in the preceding sentences or, if no Transition Services Agreement is entered into, on December 31, 2003.

         8.2 By Express for Breach. Express may terminate this Agreement upon the occurrence of any material breach of this Agreement by Continental, including Continental's failure to meet the standard of care described in
Section 6 hereof, which breach shall not have been cured within 60 days after written notice of such breach is delivered by Express to Continental.

         8.3 By Continental for Breach. Continental may terminate this Agreement upon the occurrence of any material breach of this Agreement by Express, which breach shall not have been cured within 60 days after written notice of such breach is delivered by Continental to Express.

         9. Miscellaneous.

         9.1 Entire Agreement. Except as otherwise set forth in this Agreement, this Agreement and the exhibit hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof.


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         9.2 Authority. Each of the parties hereto represents to the other that
(a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         9.3 Consent to Exclusive Jurisdiction. Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be litigated exclusively in the state courts of Harris County of the State of Texas. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the jurisdiction of such state courts of Texas for any such action, suit or proceeding, (b) agrees not to commence any such action, suit or proceeding except in such state courts of Texas, (c) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in such state courts of Texas, (d) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in such state courts of Texas has been brought in an improper or otherwise inconvenient forum, (e) waives, and agrees not to plead or to make, any claim that such state courts of Texas lack personal jurisdiction over it, and (f) waives its right to remove any such action, suit or proceeding to the federal courts except when such courts are vested with sole and exclusive jurisdiction by statute. The parties shall cooperate with each other in connection with any such action, suit or proceeding to obtain reliable assurances that confidential treatment will be accorded any information that any party shall reasonably deem to be confidential or proprietary. Each of the parties hereto further covenants and agrees that, until the expiration of all applicable statutes of limitations relating to potential claims under this Agreement, each such party shall maintain a duly appointed agent for the service of summonses and other legal process in the State of Texas.

         9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

         9.5 Notices. All notices shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery by a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or
(b) confirmed delivery by a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Continental:

         Continental Airlines, Inc.
         1600 Smith Street, HQSCD
         Houston, Texas 77002
         Attention: Senior Vice President - Corporate Development
         Telecopy No.: (713) 324-3229


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with a copy to:

         Continental Airlines, Inc.
         1600 Smith Street, HQSLG
         Houston, Texas  77002
         Attention: General Counsel
         Telecopy No.: (713) 324-5161

if to Express, to:

         ExpressJet Holdings, Inc.
         1600 Smith Street, HQSCE
         Houston, Texas  77002
         Attention:  Chief Financial Officer
         Telecopy No.: (713) 324-4420

or to such other address as a party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 9.5.

         9.6 Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by each of the parties hereto.

         9.7 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of a party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

         9.8 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

         9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         9.10 Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any


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party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by a party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.12 Equitable Remedies. Each of Continental and Express acknowledges and agrees that under certain circumstances the breach by Continental or any of its affiliates or Express or any of its affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may, notwithstanding the provisions contained in Section 9.3, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

         9.13 References; Construction. The section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section" or an "Exhibit" shall be deemed to refer to a section of this Agreement or an exhibit to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

         9.14 Equal Opportunity. EEO clauses contained at 11 C.F.R. Sections 60-1.4, 60-250.4 and 60-741.4 are hereby incorporated by reference. Each party shall comply with all equal opportunity laws and regulations which apply to or must be satisfied by that party as a result of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


CONTINENTAL AIRLINES, INC.                    EXPRESSJET HOLDINGS, INC.




By:                                           By:
    -----------------------------                 ------------------------------

Title:                                        Title:
       --------------------------                    ---------------------------



                                              EXPRESSJET AIRLINES, INC.



By:                                           By:
    -----------------------------                 ------------------------------

Title:                                        Title:
       --------------------------                    ---------------------------


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